Exhibit 21.1

SUBSIDIARIES OF ATLAS ENERGY GROUP, LLC

Name	Jurisdiction
Atlas Energy Holdings Corp.	Delaware
AED Investments, Inc.	Delaware
Anthem Securities, Inc.	Pennsylvania
ARP Barnett, LLC	Delaware
ARP Barnett Pipeline, LLC	Delaware
ARP Eagle Ford, LLC	Texas
ARP Mountaineer Production, LLC	Delaware
ARP Oklahoma, LLC	Oklahoma
ARP Production Company, LLC	Delaware
ARP Rangely Production, LLC	Delaware
Atlas Barnett, LLC	Texas
Atlas Eagle Ford Operating Company, LLC	Texas
Atlas Energy Colorado, LLC	Colorado
Atlas Energy Company, LLC	Delaware
Atlas Energy Holdings Operating Company, LLC	Delaware
Atlas Energy Indiana, LLC	Indiana
Atlas Energy Ohio, LLC	Ohio
Atlas Energy Securities, LLC	Delaware
Atlas Energy Tennessee, LLC	Pennsylvania
Atlas Growth Eagle Ford, LLC	Texas
Atlas Growth Holdings Operating Company, LLC	Delaware
Atlas Growth Partners, L.P.	Delaware
Atlas Growth Partners GP, LLC	Delaware
Atlas Growth Oklahoma, LLC	Oklahoma
Atlas Growth Texas, LLC	Texas
Atlas Lightfoot, LLC	Delaware
Atlas Noble, LLC	Delaware
Atlas Resource Finance Corporation	Delaware
Atlas Energy Resource Services, Inc.	Delaware
Atlas Resource Partners, L.P.	Delaware
Atlas Resources, LLC	Pennsylvania
ATLS Production Company, LLC	Delaware

Name	Jurisdiction
Black Warrior Methane Corp.	Alabama
Black Warrior Transmission Corp.	Alabama
REI-NY, LLC	Delaware
Resource Energy, LLC	Delaware
Resources Well Services, LLC	Delaware
Viking Resources, LLC	Pennsylvania

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